EXHIBIT A(10)(f)

Application for Reinstatement of Flexible Premium
Variable Life Insurance Policy

                                                                 EXHIBIT A-10(F)

APPLICATION, PART 1- TO PACIFIC LIFE & ANNUITY COMPANY                     DCORR
                     FOR REINSTATEMENT OF                            [LOGO PL&A]
                     FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

--------------------------------------------------------------------------------
SECTION A  COMPLETE ON FORMER INSURED
--------------------------------------------------------------------------------
1. Full Name (Print as to Appear in Policy)

________________________________________________________________________________
2. Policy Number        3A. Height      3B. Weight

________________________________________________________________________________
4. Address (City, County, State, Zip Code)

________________________________________________________________________________
5. Employer Name and Address

________________________________________________________________________________
6. Occupation (Specific Duties)

________________________________________________________________________________
7. Give Total Insurance in force in other companies. If none, check this box [_]

  Life         Disability      Acc Death      Major         Hospital
 Amount          Income         Amount       Medical     (Daily Amount)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

8. Have you within the last two years flown, or do you plan         Yes   No
   to fly as a pilot, student pilot or crew member?................ ___   ___

9. Have you within the last five years had any application
   for Life, Accident, Sickness or Hospital insurance
   declined or postponed or had any policy rated, modified,
   cancelled or its renewal refused?............................... ___   ___

10. Have you within the last six months made application for
    Life, Accident, Sickness or Hospital Insurance?................ ___   ___

11. During the past 5 years, have you had, or been told that you had, or been treated by a member of the medical
    profession for any disorders of the Immune System, including
    AIDS (Acquired Immune Deficiency Syndrome) and ARC (AIDS
    Related Complex)?.............................................. ___   ___

12. Give details of medical examinations, consultations or treatment that you have had within the last five years. If none, check this box. [_]

    Reason for Consultation    Date  Duration  Result  Name and address of
    Examination or Treatment                           Physician or Practicioner

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

I hereby apply for reinstatement of the above policy. I represent that the foregoing answers are true and complete to the best of my knowledge and belief. I understand that:
1. If the policy is not reinstated, the Company's only liability in connection with this application shall be the refund of all sums tendered without interest.
2. If the policy is reinstated but if any answers or statements contained herein are not complete and correct and would affect the Company's decision to reinstate the policy, then the Company's only liability for two years from date of reinstatement shall be the refund of any amount paid to effect such reinstatement and all premiums paid thereunder.
3. Reinstatement will be effective as of the Monthly Payment Date on or next following the date of approval by Pacific Life & Annuity, and Accumulated Value less Policy Debt will be allocated among the Variable Accounts and the Fixed Options in accordance with the Policy Owner's current premium allocation instructions.

Dated at                       on                X
        ----------------------    ----------------------------------------------
            City      State          Mo. Day  Yr.  Signature of Former Insured
                                                   (or Parent if former insured
                                                   is under age 16)


 IF POLICY COVERS FAMILY MEMBERS, ANSWER QUESTIONS IN SECTION B ON OTHER SIDE


AP8801VL-NY                           (1)                            25-21247-00

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SECTION B  COMPLETE IF POLICY COVERS FAMILY MEMBERS
--------------------------------------------------------------------------------
1. Other family members to be covered under the policy, including children born since policy issued

                                         Date of Birth                  List any Physical Impairment
   Full name of Person to be Covered     Mo-Day-Year     Relationship        (If none, So State)
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

2. What medical examinations consultations or treatments has each of the above family members had within the last two years? (If none, check this box ____)

                    Reason for Examination      Date    Duration    Result   Name and Address of Physician
 First Name        Consultation or Treatment

----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
                                                          Detail of "Yes" answers to questions 3, 4 and 5,
3. Is any application for Life, Accident,      Yes  No    including names of companies and amounts of
   Sickness or Hospital insurance covering                insurance.
   any of the above members now pending?.....  ___  ___
4. In the last two years has any application
   for Life, Accident, Sickness or Hospital
   insurance covering any of the above family
   members been declined or postponed or had
   any policy rated, modified, cancelled or
   its renewal refused?
5. Do any of the above family members have,
   or is covered under, any Accident,
   Sickness, or Hospital insurance policy?...  ___  ___

----------------------------------------------------------------------------------------------------------

The above statements are true and complete to the best of my knowledge and belief. I agree that such answers and statements shall be a part of the application.

Dated at                             on                            X
        ----------------------------    ---------------   ------------------------------------------------
             City        State          Mo.  Day  Yr.               Signature of Former Insured

AP8801VL-NY                           (2)                            25-21247-00

                      AUTHORIZATION TO OBTAIN INFORMATION

I authorize any physician, medical practitioner, hospital, clinic, other medical or medically related facility, insurance company, the Medical Information Bureau, consumer reporting agency or employer to release to Pacific Life & Annuity Company, its subsidiaries, its reinsurer(s) or its legal representative any information they may have as to diagnosis, treatment and prognosis of any physical or mental condition including drug and/or alcohol abuse and/or any other information of me, my spouse and my minor children.

I understand that any information obtained will be used to determine eligibility for insurance and will not be released to any person or organization except reinsurer(s), the Medical Information Bureau, and other persons or organizations performing business or legal services in connection with my application, or as may be otherwise lawfully required, or as I may further authorize. I also understand that I may revoke this authorization as it applies to drug and/or alcohol abuse information at anytime, except to the extent it will not affect any action taken or information released prior to the revocation. Such revocation may cause the denial of this application. I know that I may request to receive a copy of this authorization. I also acknowledge receipt of Disclosure Notice to Applicants for Insurance.

A photographic copy of this Authorization shall be as valid as the original and shall be valid for two years from the date shown below.

DATE
    -----------------------------      -----------------------------------------
      Mo.        Day         Year      Signature of Proposed Insured

                                       -----------------------------------------
                                       Signature of Parent if Proposed Insured
                                       is under age 16


AP8801-NY

         USE RECEIPT ON REVERSE IF A PREMIUM IS PAID FOR REINSTATEMENT
----


                 DISCLOSURE NOTICE TO APPLICANTS FOR INSURANCE

This brief description of our underwriting process is designed to help you to understand how an application for insurance is handled, the types and sources of information we may collect about you, the circumstances under which we may disclose that information to others and your right to learn the nature and substance of that information upon written request. The purpose of the underwriting process is to make sure you qualify for insurance under our rules, and assuming you do, establish the proper premium charge for that insurance. This process - the evaluation of risks - assures that the cost of insurance is distributed equitably among all policyowners, and that each individual pays his or her fair share. To determine your insurability, we must consider such factors as your medical history, physical condition, occupation and hazardous avocations. We get this information from various sources.

                             SOURCES OF INFORMATION

APPLICATION AND MEDICAL RECORDS - Your application, including the medical history, is the primary source of information in the evaluation process. In addition, we may ask you to take a physical examination or other special test such as an electrocardiogram. We may also ask for a report from your doctor or hospital, another insurance company, or the Medical Information Bureau. When we do so, we will use the authorization form you signed with your application.

MEDICAL INFORMATION BUREAU, INC. (MIB) is a non-profit corporation which operates an information exchange on behalf of member life insurance companies. As a member company, we will ask MIB if it has a record concerning you. If you previously applied to a member company for insurance, MIB may have information about you in its file. The purpose of the MIB is to protect member companies and their policyowners from those who would conceal significant facts relevant
to their insurability.   The information which is obtained from MIB may be used
only as an alert to the possible need for further independent investigation. It cannot be used as a basis in making a final underwriting decision.

Information regarding your insurability will be treated as confidential. Pacific Life & Annuity, its subsidiaries or its reinsurer(s) may, however, make a brief report to the MIB. If you later apply to another MIB member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the MIB, upon request, will supply the company with the information it may have about you in its file. Pacific Life & Annuity, its subsidiaries or its reinsurer(s) may also release information in its file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.

At your request, the MIB will arrange disclosure of any information it may have about you in its file. If you question the accuracy of information on file, you may contact the MIB and seek a correction in accordance with the procedures set forth in the federal Fair Credit Reporting Act. The address of the information office of MIB, Inc. is Post Office Box 105, Essex Station, Boston, Massachusetts 02112, telephone number (617) 426-3660.

INVESTIGATIVE CONSUMER REPORT - As part of our underwriting procedure, we may request an investigative consumer report from a consumer reporting agency. Because you may want to know more about the nature and scope of such a report, we are providing this information on the reverse side as part of this Notice.

                          (Continued on reverse side)
AP8801-NY                                                       25-21247-00 9/98

___

                    THE AUTHORIZATION ON THE REVERSE SIDE
                         MUST BE SIGNED IN EVERY CASE


                        PACIFIC LIFE & ANNUITY COMPANY
                                SERVICE CENTER
                    700 Newport Center Drive, P.O. Box 7500
                     Newport Beach, California 92658-7500

Received from _______________________________________, the sum of $__________ as
payment on account of premium for reinstatement of policy number ______________. All checks to be made payable to Pacific Life & Annuity. Do not make checks payable to an agent or leave payee blank. If policy is not reinstated the amount paid for such reinstatement will be refunded without interest.

Date _________________________________      ______________________________ Agent
          Mo        Day       Yr.


           DISCLOSURE NOTICE TO APPLICANTS FOR INSURANCE (CONTINUED)

A consumer report confirms and supplements the information of your application pertaining to employment and residence verification, smoking habits, marital status, occupation, hazardous avocations and general health. This report may also cover information concerning your general reputation, personal characteristics and mode of living (except as may be related directly or indirectly to your sexual orientation) including drug and alcohol use, motor vehicle driving record and any criminal activity. This information may be obtained through personal interviews with you, your family, friends, neighbors and business associates. If a report is required and you wish to be personally interviewed, please let us know and we will notify the consumer reporting agency.

The information contained in the report may be retained by the consumer reporting agency and subsequently disclosed to other companies to the extent permitted by the Fair Credit Reporting Act.

Investigative consumer reports are held in strict confidence and used only to evaluate your application on a fair and equitable basis. You have a right to inspect and obtain a copy of the report from the consumer reporting agency. These reports may have an adverse affect on an individual's eligibility for insurance. If it should, however, we will notify you in writing and identify the reporting agency.

                              DISCLOSURE TO OTHERS

Personal information obtained about you during the underwriting process is confidential and will not be disclosed to other persons or organizations without your written authorization except to the extent necessary for the conduct of our business. Examples of situations where we may share information about you are as follows:

    1.  The agent may retain a copy of your application.
    2. If reinsurance is required, the reinsurance company would have access to our application file.
    3. We may release information to another life insurance company to whom you have applied for life or health insurance or to whom you have submitted a claim for benefits, if you have authorized it to obtain such information.
    4. As stated earlier, we may report information to the Medical Information Bureau.
    5. We will disclose information to government regulatory officials, law enforcement authorities and others where required by law.

                               DISCLOSURE TO YOU

In general, you have a right to learn the nature and substance of any personal information about you in our file upon written request. Whenever an adverse underwriting decision is made, we will notify you of the reason(s) for the decision and the source of the information upon which our action is based. Medical record information, however, will normally be given only to a licensed physician of your choice. Please refer to the section on MIB, Inc., for that organization's disclosure procedure.

Should you feel that any information we have is inaccurate or incomplete, please write to the Manager, Risk Selection Department, Pacific Life & Annuity Company, Service Center, 700 Newport Center Drive, Newport Beach, California 92660. Your comments will be carefully considered and corrections made where justified.

We hope this Notice will help you to understand how we obtain and use personal information in the underwriting process, and the ways you can learn about this information. We are concerned with insuring privacy as well as lives, and the collection, use and disclosure of personal information is limited to those specified in this Notice.

AP9500-NY                                                       85-21245-00 9/98